Bank of America(logo)
                                               100 North Tryon Street
                                               Charlotte, NC 28255

                                               Tel 704.386.5000

Pricing Supplement No. 0268 Dated November 8, 2000      Rule 424(b)(2)
(To Prospectus dated May 21, 1998 and                   File number: 333-51367
Prospectus Supplement dated November 16, 1998)

Senior Medium-Term Notes, Series H


Principal Amount:                                 $  25,000,000.00
Issue Price:                       100.000%       $  25,000,000.00
Commission or Discount:              0.049%       $      12,250.00
Proceeds to Corporation:            99.951%       $  24,987,750.00

Agent:                   Banc of America Securities LLC, as Agent

Original Issue Date:     November 13, 2000

Stated Maturity Date:    December 1, 2005

Cusip #:                 06050MAX5

Form:                    Book entry only

Interest Rate:           Floating

Daycount Convention:     Actual/360

Base rate:               LIBOR Telerate Page 3750

Index maturity:          90 days

Spread:                  + 26.0 bps

Initial Interest Rate:   6.86% (An agreed rate of 6.60% + 26bps)

Interest Reset Period:   Quarterly, commencing on December 1, 2000

Interest Reset Dates:    The 1st of March, June, September and December
                         commencing on December 1, 2000

Interest Determination
  Date:                  Two London banking days preceding the Interest
                          Reset Date

Interest Payment Dates:  The 1st of March, June, September and December,
                          commencing on December 1, 2000

May the Notes be redeemed by the corporation prior to maturity?         No

May the notes be repaid prior to maturity at the option of the holder?  No

Discount Note?                                                          No